UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  March 19, 2008

EVERGREEN ENERGY INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-14176	84-1079971
(State or other jurisdiction of incorporation or organization)	Commission File Number	IRS Employer Identification Number

1225 17th Street, Suite 1300 Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

(303) 293-2992

(Registrant’s telephone number, including area code)

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 — Matters Related to Accountants and Financial Statements

Item 4.02  Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

                During the preparation of the Annual Report on Form 10-K for the year ended December 31, 2007 of Evergreen Energy Inc., we identified an error related to the classification of certain investments, primarily auction rate securities, as cash and cash equivalents rather than marketable securities. As a result of this error, we determined that the consolidated balance sheet and the consolidated  statements of cash flows for the years ended December 31, 2006 and 2005 at December 31, 2006 should be restated in the Form 10-K for the fiscal year ended December 31, 2007.  The restatement is necessary to properly classify auction rate securities as marketable securities, which we classify as available-for-sale in accordance with SFAS 115.  These errors did not result in any changes to the consolidated statements of operations, the consolidated statements of stockholders’ equity, total current assets, total assets, total liabilities and total stockholder’s equity on the consolidated balance sheets for any of the previously reported periods, however, the effect on the statements of cash flows and on the cash and marketable securities balances on the balance sheet were considered material.

                In addition, we have identified the same error in classification as described above in our interim financial statements contained in our quarterly reports filed during the year ended December 31, 2007.

                On March 19, 2008, management recommended to the Chairman of the Audit Committee of our Board of Directors that we correct, for the above stated periods, the components of our consolidated balance sheet and the components of our consolidated statement of cash flows.  The Chairman agreed with management’s recommendation, and it was concluded that the financial statements as of and for the aforementioned periods should no longer be relied upon.  Management has discussed this matter with Deloitte & Touche LLP, our independent registered public accounting firm.

                The following is a summary of the effects of these restatements on our consolidated financial statements for the years ended December 31, 2006 and 2005:

Restated Consolidated Balance Sheets and Consolidated Statements of Cash Flows

Balance Sheet December 31, 2006	As previously reported	Adjustments	As restated

Cash and cash equivalents	$74,518	$(41,800)	$32,718
Marketable securities	9,758	41,800	51,558

Statement of Cash Flows December 31, 2006

Purchases of marketable securities	$(17,733)	$(95,576)	$(113,309)
Proceeds from marketable securities	7,974	77,650	85,624
Cash used in investing activities	(92,940)	(17,926)	(110,866)

Increase (decrease) in cash and cash equivalents	$45,725	$(17,926)	$27,799
Cash and cash equivalents, beginning of year	28,793	(23,874)	4,919
Cash and cash equivalents, end of year	74,518	(41,800)	32,718

Statement of Cash Flows December 31, 2005

Purchases of marketable securities	$—	$(54,674)	$(54,674)
Proceeds from marketable securities	—	30,800	30,800
Cash used in investing activities	(49,984)	(23,874)	(73,858)

Increase (decrease) in cash and cash equivalents	(50,588)	(23,874)	(74,462)
Cash and cash equivalents, end of year	28,793	(23,874)	4,919

                The correction of financial statement information as of and for the periods referenced above will be included in Note 18 to our consolidated financial statements for the year ended December 31, 2007 in our Annual Report on Form 10-K.

                In addition, our condensed consolidated financial statements presented in our Quarterly Reports on Form 10-Q for the periods ended March 31, 2008, June 30, 2008 and September 30, 2008 will correct the amounts reported for the corresponding periods in 2007.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Evergreen Energy Inc.

Date: March 21, 2008	By:	/s/ Diana L. Kubik
Diana L. Kubik
Vice President and Chief Financial Officer